                                                                   EXHIBIT 10.4


                          DEFERRED COMPENSATION PLAN
                                 FOR DIRECTORS


         THIS DEFERRED COMPENSATION PLAN FOR DIRECTORS is made and entered into this 19th day of October, 1955, by GREER STATE BANK, a bank organized and existing under the laws of the State of South Carolina, having a principal place of business in Greer, South Carolina.


                                  WITNESSETH

         WHEREAS, Company desires to provide an unfunded deferred compensation arrangement for its members of its Board of Directors to be effective January 1, 1996;

         NOW, THEREFORE, Company does hereby adopt the following Deferred Compensation Plan.

         (1) Definitions. When used in this Plan, the following terms shall have the indicated meanings:

                  (a) "Committee" means those persons appointed by the Board of Directors of Company.

                  (b) "Company" means GREER STATE BANK and any affiliated company authorized by GREER STATE BANK to participate in this Plan.

                  (c) "Compensation" means the fees paid to a Participant for serving as a member of the Company's Board of Directors.

                  (d) "Deferred Compensation Amount" means the account established by Company to record the Participant's deferral of Compensation and any earnings thereon.

                  (e) "Director" means a natural person that is a member of the Board of Directors of Company and reports on the cash basis of accounting for Federal income tax purposes.

                  (f)  "Named Fiduciary" is Company.

                  (g) "Participant" means a Director who elects to participate in this Plan.


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                  (h)  "Plan" means this Deferred Compensation Plan for
         Directors.

                  (i) "Plan Year" means the twelve (12) consecutive month period beginning on January 1 and ending on December 31.

         (2) Deferral of Compensation. A Director may voluntarily elect to participate in this Plan and effective January 1, 1966 defer receipt of all or a part of his Compensation due from Company under the terms and conditions of this Plan. The election to defer such Compensation and the amount or portion of Compensation to be deferred shall be made for each calendar year. A new Director may elect to participate in this Plan within thirty (30) days after becoming a member of the Company's Board of Directors and defer all or part of his Compensation for the remainder of the calendar year in which he becomes a Director. A Director that does not initially elect to participate in this Plan may do so for any succeeding calendar year by electing in writing to participate before January 1 of such succeeding calendar year. The Committee may establish a minimum and/or maximum deferral amount at any time and from time to time to be applicable to a subsequent Plan Year. An election shall be irrevocable for any calendar year or remainder thereof for a new Director specified in such election. Further, an election shall remain in effect for each succeeding calendar year unless the Participant amends or terminates his election by written notice to the Company before January 1 of such succeeding calendar year.

         (3) Deferred Compensation Account and Earnings. Company shall establish the Deferred Compensation Account on its books. The Company shall credit the Deferred Compensation Account by the


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
amount of Compensation the Participant elects to reduce his Compensation and defers into this Plan. Each December 31 of a Plan Year, Company shall credit the Deferred Compensation Account with earnings resulting in the Deferred Compensation Account as follows. Company shall increase the amount of each Participant's Deferred Compensation Account each Plan Year by the same percentage return (rounded to the nearest hundredth) on average equity for the Company's fiscal year ending within such Plan Year; provided however, that the percentage increase shall not be less than seven (7%) percent nor more than twelve (12%) percent in any Plan Year. The percentage return on average equity shall be determined by the independent accounting firm serving the Company at the end of each Plan Year and such determination shall be conclusive and binding upon Company, Participant and Designated Beneficiary.

         (a) Participant and Elections. The application for participation and election to defer receipt of Compensation shall be made in writing by the Participant to the Committee on a form provided by the Committee and shall be signed by the Participant and acknowledged by the Committee or its designated representative. The Participant shall irrevocably elect in writing the method of payment of the Deferred Compensation Account during the Participant's life on a form provided by the Committee at the time the Participant first elects to participate in this Plan and shall be properly delivered to the Committee in accordance with the Committee's requirements. The Participant shall elect in writing the method of payment of the Deferred Compensation Account in the event of the Participant's death on a form provid-


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
ed by the Committee and may be changed by the Participant at any time and from time to time; provided however, that if a Participant dies after payment has commenced to the Participant, the method of payment shall in no event extend longer than the period of payment over which the Participant would have received payment had the Participant not died.

         (5)      Commencement of Payment of Deferred Compensation.

Except for any hardship payments pursuant to Paragraph (6) below, the Company shall commence payment of the Deferred Compensation Account in accordance with the method of payment elected by the Participant pursuant to Paragraph (7) within thirty (30) days after the January 1 of the Plan year immediately following the first to occur of one of the following events:

         (a)      Age.  Upon the Participant attaining the age of sixty-five
                  (65) years.

         (b)      Death.  The death of the Participant.

         (c) Termination. The termination of the Participant as a member of the Board of Directors of Company.

         (d) Director Emeritus. Upon the Director being designated a Director Emeritus of the Board of Directors of Company.

Even though a Participant attains the age of sixty-five (65) years and payment commences to such Participant pursuant to subparagraph (a) above, such Participant shall not be prohibited from deferring compensation under this Plan as long as an event described in subparagraph (b), (c) or (d) has not occurred.

         (6) Hardship. Upon application of any Participant (or Designated Beneficiary if the Participant is deceased) who has incurred an unforeseeable emergency, the Committee, in its sole and absolute discretion, may pay to the Participant a lump sum


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
amount as a hardship distribution from his Deferred Compensation Account. Any hardship distribution approved by the Committee shall be limited to the amount needed to meet the emergency. An unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Internal Revenue Code of 1986, as amended), loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant (or Designated Beneficiary in the event of the Participant's death). The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

    (a)  through reimbursement or compensation by insurance or otherwise;

    (b) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

    (c)  by cessation of deferrals under this Plan.

    (7) Method of Payment. Except as provided in Paragraph (6) above, the Deferred Compensation Account shall be paid to the Participant, or his Designated Beneficiary, following the time for commencement of payment specified in Paragraph (5) above pursuant to one of the following methods:

         (a) Lump sum payment.

         (b) Over a period of Five (5) calendar years as follows:


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

                  (i)      Twenty (20% percent of the Deferred
                           Compensation Account value, (which value is determined on the first day of the calendar year of payment) in the first year;

                  (ii) Twenty-Five (25%) percent of the remainder in the second year;

                  (iii) Thirty-Three and Thirty-Three One-Hundredths (33.33%) percent of the remainder in the third year;

                  (iv) Fifty (50%) percent of the remainder in the fourth year;

                  (v)      The remaining balance in the fifth year.

         (c)      Over a period of Ten (10) calendar years as follows:

                  (i) Ten (10%) percent of the Deferred Compensation Account value, (which value is determined on the first day of the calendar year of payment) in the first year;

                  (ii) Eleven and Eleven One-Hundredths (11.11%) percent of the remainder in the second year;

                  (iii) Twelve and One-Half (12.50%) percent of the remainder in the third year;

                  (iv) Fourteen and Twenty-Eight One-Hundredths (14.28%) percent of the remainder in the fourth year;

                  (v) Sixteen and Sixty-Six One-Hundredths (16.66%) percent of the remainder in the fifth year;

                  (vi) Twenty (20%) percent of the remainder in the sixth year;

                  (vii) Twenty-Five (25%) percent of the remainder in the seventh year;

                  (viii)   Thirty-Three and Thirty-Three One-Hundredths
                           (33.33%) percent of the remainder in the eighth year;

                  (ix) Fifty (50%) percent of the remainder in the ninth year;

                  (x)      The remaining balance in the tenth year.

         (d)      Over a period of Fifteen (15) calendar years as follows:


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
                  (i) Six and Sixty-Six One-Hundredths (6.66%) percent of the Deferred Compensation Account value, (which value is determined on the first day of the calendar year of payment) in the first year;

                 (ii) Seven and Fourteen One-Hundredths (7.14%) percent of the remainder in the second year;

                (iii) Seven and Sixty-Nine One-Hundredths (7.69%) percent of the remainder in the third year;

                 (iv) Eight and Thirty-Three One-Hundredths (8.33%) percent of the remainder in the fourth year;

                  (v) Nine and Nine One-Hundredths (9.09%) percent of the remainder in the fifth year;

                 (vi)  Ten (10%) percent of the remainder in the sixth year;

                (vii) Eleven and Eleven One-Hundredths (11.11%) percent of the remainder in the seventh year;

               (viii) Twelve and One-Half (12.50%) percent of the remainder in the eighth year;

                 (ix) Fourteen and Twenty-Eight One-Hundredths (14.28%) percent of the remainder in the ninth year;

                  (x) Sixteen and Sixty-Six One-Hundredths (16.66%) percent of the remainder in the tenth year;

                 (xi) Twenty (20%) percent of the remainder in the eleventh year;

                (xii) Twenty-five (25%) percent of the remainder in the twelfth year;

               (xiii) Thirty-Three and Thirty-Three One-Hundredths (33.33%) percent of the remainder in the thirteenth year;

                (xiv) Fifty (50%) percent of the remainder in the fourteenth year;

                 (xv)  The remaining balance in the fifteenth year.

            (e)   Over a period of Twenty (20) calendar years as follows:

                  (i) Five (5%) percent of the Deferred Compensation Account value, (which value is deter-

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
                        mined on the first day of the calendar year of payment) in the first year;

                  (ii) Five and Twenty-Six One-Hundredths (5.26%) percent of the remainder in the second year;

                 (iii) Five and Fifty-Five One-Hundredths (5.55%) percent of the remainder in the third year;

                  (iv) Five and Eighty-Eight One-Hundredths (5.88%) percent of the remainder in the fourth year;

                   (v) Six and Twenty-Five One-Hundredths (6.25%) percent of the remainder in the fifth year;

                  (vi) Six and Sixty-Six One-Hundredths (6.66%) percent of the remainder in the sixth year;

                 (vii) Seven and Fourteen One-Hundredths (7.14%) percent of the remainder in the seventh year;

                (viii) Seven and Sixty-Nine One-Hundredths (7.69%) percent of the remainder in the eighth year;

                  (ix) Eight and Thirty-Three One-Hundredths (8.33%) percent of the remainder in the ninth year;

                   (x) Nine and Nine One-Hundredths (9.09%) percent of the remainder in the tenth year;

                  (xi)  Ten (10%) percent of the remainder in the eleventh year;

                 (xii) Eleven and Eleven One-Hundredths (11.11%) percent of the remainder in the twelfth year;

                (xiii) Twelve and One-Half (12.50%) percent of the remainder in the thirteenth year;

                 (xiv) Fourteen and Twenty-Eight One-Hundredths (14.28%) percent of the remainder in the fourteenth year;

                 (xv) Sixteen and Sixty-Six One-Hundredths (16.66%) percent of the remainder in the fifteenth year;

                 (xvi) Twenty and Six One-Hundredths (20.06%) percent of the remainder in the sixteenth year;

                (xvii) Twenty-Five (25%) percent of the remainder in the seventeenth year;


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
              (xviii)    Thirty-Three and Thirty-Three One-Hundredths
                        (33.33%) percent of the remainder in the eighteenth year;

                (xix) Fifty (50%) percent of the remainder in the nineteenth year;

                 (xx)   The remaining balance in the twentieth year.

         Payment of the Deferred Compensation Account shall begin no later than thirty (30) days following the January 1 after the Plan Year during which Participant first becomes entitled to payment pursuant to Paragraph (5) above. All payments shall cease if the Deferred Compensation Account is exhausted prior to the final installment payment.

         The method of payment of the Deferred Compensation Account to the Participant shall be irrevocably elected at the time the Participant first elects to participate in this Plan as provided in Paragraph (2) above.

         (8) Death of Participant. In the event the Participant dies prior to commencement of payment of the Deferred Compensation Account, the Company shall pay the Deferred Compensation Account to the Participant's Designated Beneficiary pursuant to such method of payment as the Participant has designated in writing prior to his death and properly and timely delivered to the Committee in accordance with the Committee's requirements. In the event the Participant dies after commencement of payment of the Deferred Compensation Account and subject to the limitations in Paragraph (7) above, the Company shall pay any remaining balance in the Deferred Compensation Account to the Participant's Designated Beneficiary pursuant to such method of payment as the Participant has designated in writing prior to his death. If no


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


payment method has been designated by a Participant then the Deferred Compensation Account shall be paid to the Designated Beneficiary in a lump sum payment.

         (9) Ownership and Status. Title to and beneficial ownership of any cash or assets which the Company may earmark to pay the deferred compensation shall at all times remain with the Company. The Participant, or his Designated Beneficiary, shall not have any right, title or property interest whatsoever in any specific assets of the Company. This Plan shall at all times be an unfunded Plan, and a Participant shall at all times be a general unsecured creditor of the Employer. This Plan only constitutes a mere promise by the Employer to make benefit payments in the future.

         (10) Designated Beneficiary. The Participant shall have the right to designate a beneficiary, or beneficiaries, (the "Designated Beneficiary") to receive his Deferred Compensation Account in the event of his death and to revoke any such designation at any time thereafter. Further, the Participant shall also have the right to select a method of payment permitted pursuant to Paragraph (7) above in the event of his death. The beneficiary designation and method of payment shall be in writing on a form provided by the Committee, signed by the Participant, and bearing the signature of at least one (1) witness. The beneficiary designation form must be delivered to the Committee prior to Participant's death in order to be effective. If no such beneficiary designation is on file with the Committee at the death of the Participant, or if such designation is not effective for any reason as determined in the sole and absolute discretion of the


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

Committee, then the estate of the Participant shall be the Designated
Beneficiary.

         (11) TRUST. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship or joint venture between the Participant and the Company.

         (12) ASSIGNMENT. The right of the Participant, or his Designated Beneficiary, or any other person entitled to the payment of Deferred Compensation Account, or other benefits under this Plan, shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment, encumbrance or garnishment by creditors of the Participant or the Participant's Designated Beneficiary, and such rights may not be subject to the debts, contract liabilities, engagements or torts of the Participant or his Designated Beneficiary.

         (13) INCAPACITY. If the Committee shall find that any person to whom any payment is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, any payment due, (unless a prior claim therefore shall have been made by a duly appointed guardian, conservator, or other legal representative), may be paid to the spouse, a child, a parent, a brother, a sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment, in accordance with the applicable provisions above. Any such payment shall be a complete discharge of the liabilities of Company under this Plan.

         (14) CONSTRUCTION. The Committee shall have the sole and full power and authority to interpret, construe and administer


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
this Plan and all matters relating to this Plan, and the Committee's interpretations and construction thereof, and action thereunder, including any valuation of, and crediting or debiting of earnings and losses to, the Deferred Compensation Account, or the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on the Participant, Designated Beneficiary and all persons and entities for all purposes. The Committee shall have the full power and authority to correct any errors concerning the Plan. No member of the Committee shall be liable to any Participant, Designated Beneficiary or other person or organization for any action taken or omitted in connection with the interpretation and administration of this Plan and all matters relating to this Plan, unless attributable to his own willful misconduct or bad faith. A Participant may be appointed to serve on the Committee.

         (15) BENEFIT. This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns.

         (16) SITUS. Except as pre-empted by Federal law, this Plan shall be construed in accordance with and governed by the laws of the state of South Carolina regardless of the fact that Company, Participant or his Designated Beneficiary is a resident of another state or country.

         (17) AMENDMENT AND TERMINATION. This Plan may be amended or terminated at any time, and from time to time, upon a majority vote of those members of the Board of Directors of the Company then serving. In the event the Plan is terminated by the Board of Directors, then notwithstanding anything in this Plan to the contrary, the Company shall fully pay in a lump sum amount as



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soon as reasonably practical after such Plan termination (but in no event later than six (6) months after the date of termination) the entire Deferred Compensation Account of each Participant determined as of the date of termination, including any Participant or Designated Beneficiary then in pay status.

         (18) GENDER. Reference to the masculine gender in this Plan shall include the feminine gender, unless the context clearly indicates otherwise.

         (19) SUBSIDIARY AND AFFILIATES ADOPTION. Any wholly-owned subsidiary of Company, or any wholly-owned subsidiary of a wholly-owned subsidiary of Company may adopt this Plan by a written resolution of its Board of Directors. No Company adopting or participating in this Plan shall be liable or obligated for any amount owed by another Company adopting or participating in this Plan. Each such Plan shall be separate and distinct. Further, a Participant and such Participant's Designated Beneficiary shall only have a claim or right of payment against the Company adopting this Plan from which the Participant has deferred compensation and then only to the extent specifically authorized in this Plan.

         (20) CLAIMS PROCEDURE. A Participant, or his Designated Beneficiary in the event of the Participant's death, shall have the right to file a claim and inquire if he has any right to benefits and the amounts thereof under this Plan, or appeal the denial of a claim. A claim will be considered as having been filed when a written communication is made by the Participant (or his Designated Beneficiary in the event of his death) or his authorized representative who brings his claim request to the


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attention of the Committee. The Committee shall notify the claimant in writing within ninety (90) days after receipt of the claim if the claim is wholly or partially denied. If an extension of time beyond the initial ninety (90) day period for processing the claim is required, written notice of the extension shall be provided the claimant prior to the termination of the initial ninety
(90) day period. In no event shall the extension exceed a period of ninety (90) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render a final decision.

         Notice of a wholly or partially denied claim for benefits will be in writing in a manner calculated to be understood by the claimant and shall include:

         (a)      The reason or reasons for denial;

         (b) Specific reference to the Plan provisions that apply in the case;

         (c) A description of any additional material or information that would be helpful to the Committee in further review of the claim, and reason(s) why it is necessary; and

         (d)      An explanation of the Plan's claim appeal procedure.

         If a Claim is denied, the claimant may file an appeal asking the Committee to conduct a full and fair review of his claim. An appeal must be made in writing no more than sixty (60) days after the claimant receives written notice of the denial. The claimant may review any documents that apply to the case and may also summit points of disagreement and other comments in writing along with the appeal.


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

         The decision of the Committee regarding the appeal shall be given to the claimant in writing no later than sixty (60) days following receipt of the appeal. However, if a hearing is held, or there are special circumstances involved, the decision will be given no later than 120 days after receiving the appeal. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based.

         (21) CAPTIONS. The captions of the various paragraphs, subparagraphs and clauses in this Plan document are for convenience only and shall not control or affect the meaning or construction of this Plan.

         IN WITNESS WHEREOF, GREER STATE BANK has caused this Plan to be executed by its duly authorized officer as of the day and year first above written.

Witnesses:                                   GREER STATE BANK

/s/ Gaye D. Burroughs                        By: /s/ R. Dennis Hennett
---------------------------------               --------------------------------

/s/ Tracy R. Lister                          Its: President
---------------------------------                 ------------------------------

                               FIRST AMENDMENT TO
                                GREER STATE BANK
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS


         THIS FIRST AMENDMENT to Greer State Bank Deferred Compensation Plan For Directors is made and entered into this 25th day of July, 1996 by Greer State Bank.

         WHEREAS, Greer State Bank established an agreement providing for and creating the Greer State Bank Deferred Compensation Plan for Directors on October 19, 1995; and

         WHEREAS, the Greer State Bank desires to amend the said Deferred Compensation Plan.

         NOW, THEREFORE, the Employer does hereby make the following amendments in the Greer State Bank Deferred Compensation Plan for Directors.

         1.       Paragraph (4) is amended in its entirety to read as follows:

                  (4) Participant and Elections. The application for participation and election to defer receipt of Compensation shall be made in writing by the Participant to the Committee on a form provided by the Committee and shall be signed by the Participant and acknowledged by the Committee or its designated representative. The Participant shall irrevocably elect in writing the method of payment of the Deferred Compensation Account during life and upon death on a form provided by the Committee at the time the Participant first elects to participate in this Plan and such form shall be properly delivered to the Committee in accordance with the Committee's requirements. If a Participant dies after payment has commenced to the Participant, the method of payment upon the Participant's death shall in no event extend longer than the period of payment over which the Participant would have received payment had the Participant not died.

         2. Paragraph (6) is amended by adding the following sentence to Paragraph (6):

                  If the Participant requesting the hardship distribution is a member of the Committee, such Participant shall abstain


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

         from voting upon the approval of his application for the hardship distribution.

         3.       Paragraph (17) is amended in its entirety to read as follows:

                  (17) AMENDMENT AND TERMINATION. This Plan may be amended or terminated at any time, and from time to time, upon a majority vote of those members of the Board of Directors of the Company then serving. In the event the Plan is terminated by the Board of Directors, then notwithstanding anything in this Plan to the contrary, the Company shall fully pay in a lump sum amount on the sixtieth (60th) day following the date of Plan termination the entire Deferred Compensation Account of each Participant determined as of the date of termination, including any Participant or Designated Beneficiary then in pay status.

         IN WITNESS WHEREOF, Greer State Bank, by its duly authorized officer, has caused this First Amendment to the above referenced Deferred Compensation Plan for Directors to be adopted and this document executed as of the date first above written.


Witnesses:                                   GREER STATE BANK


Gaye Burroughs                               By: R. Dennis Hennett
----------------------------                    ----------------------------

Jolynne Beck                                 Its: President
----------------------------                     ---------------------------



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